Exhibit 99.1

Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), hereby grants to the grantee named below (“Grantee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below, as an inducement to accept employment with the Company pursuant to that certain letter agreement between the Company and the Grantee dated July 8, 2013 (the “Employment Letter”), subject to all of the terms and conditions on the subsequent pages of this Stock Option Grant Certificate. Although the grant is not made pursuant to the 2004 Equity Compensation Plan (the “Plan”), except as otherwise provided herein, the grant shall be subject to the rules of the Plan as if it were a grant made pursuant to the Plan. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference. This Stock Option Grant Certificate shall constitute the “Agreement” for this Option as such term is used in the Plan.

Grant Date:         September 30, 2013                    Shares Subject to Option:    17,500
Stock Option        Nonqualified Stock Option            Exercise Price Per Share:     $15.40
Term of Option:         8 years

The Option represented hereby shall vest as to the following portions of the underlying shares as follows: (a) 2,188 of the shares covered by the Option will vest on the first anniversary of the Grant Date and 6,562 of the Shares covered by the Option will vest in equal monthly installments during the three-year period commencing on the first anniversary of the Grant Date; and (b) if, on or prior to the first anniversary of the Grant Date, the Grantee shall have been promoted to the position of Vice President and Managing Director of the Company, an additional 2,188 of the Shares covered by the Option will vest on the second anniversary of the Grant Date and an additional 6,562 of the Shares covered by the Option will begin vesting in equal monthly installments during the three-year period commencing on the second anniversary of the Grant Date; provided, however, that these 8,750 Shares covered by the Option shall terminate and shall not be eligible to vest unless the Grantee shall have been promoted to the position of Vice President and Managing Director of the Company on or prior to the first anniversary of the Grant Date. If, prior to the date this Option would otherwise become fully vested, Grantee’s employment by the Company or Grantee’s other agreed-to-in-writing service to the Company terminates as a result of (i) death, (ii) permanent disability, (iii) retirement on or after his or her 65th birthday, or (iv) the occurrence of a Reorganization or Change of Control (as defined in the Plan), this Option will be deemed fully vested as of the date of such termination. In the event Grantee’s employment by, or other agreed-to-in-writing service to, the Company is terminated by the Company without Cause (“Severance Termination”), this Option will continue vesting for the period during which Grantee receives severance payments from the Company.

Grantee hereby acknowledges receipt of a copy of the Plan, represents that Grantee has read the Plan and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate. Grantee acknowledges that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to the Grantee and that Grantee is not relying on the Company for any tax, financial or legal advice and will consult a tax adviser prior to any such exercise or disposition.

This Option is designated a nonqualified stock option. It is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company shall have the right, without the consent of Grantee, to amend the terms of this Stock Option Grant Certificate to the extent necessary or appropriate, as determined by the Company in its sole discretion, to comply with Section 409A of the Code.

I hereby accept the Option described herein, and agree to be bound by the terms, conditions, and restrictions of such Option as set forth in this Stock Option Grant Certificate, the Plan and the Company’s policies, as in effect from time to time, relating to the administration of the Plan and/or the Company’s compensation policies and practices. I understand that an Option (and its proceeds) may be forfeited, cancelled or recovered by the Company in certain circumstances specified in this Stock Option Grant Certificate and/or the Plan, which shall include any and all clawback, anti-hedging and other applicable policies currently in effect or adopted by the Company in the future made applicable to this Option without requirement of my consent to such policies.

In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

Safeguard Scientifics, Inc.                        Grantee:

/s/ Stephen T. Zarrilli                    /s/ Albert L. Wiegman
Stephen T. Zarrilli, President and Chief Executive Officer    Albert L. Wiegman

1.    Option Expiration. The Option shall automatically terminate on the earliest of the following dates:

(a)    5 p.m. prevailing Eastern time on the 90th day after the later of the date Grantee (i) ceases to be employed by, or (ii) otherwise ceases providing agreed-to-in-writing services to, the Company, if the termination is for any reason other than disability, death, Cause, retirement on or after the Grantee’s 65th birthday, or a termination of Grantee’s employment or other agreed-to-in-writing services by the Company without Cause (“Severance Termination”);

(b) 5 p.m. prevailing Eastern time on the one-year anniversary date of the later of the date Grantee (i) ceases to be employed by, or (ii) otherwise ceases providing agreed-to-in-writing services to, the Company, on account of the Grantee’s disability;

(c)     5 p.m. prevailing Eastern time on the one-year anniversary date of the later of the date Grantee (i) ceases to be employed by, or (ii) otherwise ceases providing services to, the Company if the Grantee dies while employed by or while otherwise providing agreed-to-in-writing services to the Company or within three months after the Grantee’s employment or agreed-to-in-writing service ceases on account of a termination described in subparagraph (a) above;

(d)    the date on which the Grantee ceases to be employed by, or otherwise ceases providing agreed-to-in-writing services to, the Company for Cause;

(e)    5 p.m. prevailing Eastern time on the one-year anniversary date of the date Grantee’s employment or agreed-to-in-writing service to the Company terminates as a result of retirement on or after the Grantee’s 65th birthday, or after such earlier date as may be determined by the Committee, in its sole discretion, to be warranted given the particular circumstances surrounding the earlier termination of the Grantee’s employment or service; or

(f)    5 p.m. prevailing Eastern time on the 90th day after the date of the last severance payment made to Grantee as a result of the Grantee ceasing to be employed by, or otherwise ceasing to provide agreed-to-in-writing services to, the Company on account of the Grantee experiencing a Severance Termination.

Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified on page 1. For purposes of this Option, the term “Cause” shall have the meaning as defined in the Grantee’s employment agreement. Other than as specifically set forth herein, any portion of the Option that is not vested at the later of the date (i) Grantee ceases to be employed by, or (ii) otherwise ceases providing agreed-to-in-writing service to, the Company shall immediately terminate.

In the event Grantee’s employment or other agreed-to-in-writing service to the Company is terminated for Cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.

2.    Exercise Procedures.

(a)    Subject to the provisions of this Stock Option Grant Certificate and the Plan, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 11 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)    The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Certificate shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum marginal tax rate for federal (including FICA), state and local tax liabilities.

3.     Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

4.    Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee's lifetime. After the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant Certificate. Notwithstanding the foregoing, the Committee may provide, at or after grant, that a Grantee may transfer nonqualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.

5.    Grant Subject to Plan Provisions. This grant is made separate from the Plan, as an inducement to accept employment pursuant to the Employment Letter. Notwithstanding the preceding sentence, except to the extent otherwise stated in this Stock Option Grant Certificate or to the extent the context otherwise requires, this grant shall be interpreted as if it had been granted pursuant to the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. This Stock Option Grant Certificate represents the entire agreement between the parties with respect to the grant of the Option and may only be modified or amended in a writing signed by both parties.

6.    No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Grant Letter or to create express or implied obligations to the Grantee of any nature.

7.    No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.

8.    No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee's employment, including without limitation any plans regarding a public offering or merger involving the Company.

9.    Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant Certificate may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Certificate, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Stock Option Grant Certificate may be assigned by the Company without the Grantee's consent.

10.    Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

11.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company's headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), hereby grants to the grantee named below (“Grantee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below, as an inducement to accept employment with the Company pursuant to that certain letter agreement between the Company and the Grantee dated July 8, 2013 (the “Employment Letter”), subject to all of the terms and conditions on the subsequent pages of this Stock Option Grant Certificate. Although the grant is not made pursuant to the 2004 Equity Compensation Plan (the “Plan”), except as otherwise provided herein, the grant shall be subject to the rules of the Plan as if it were a grant made pursuant to the Plan. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the subsequent pages hereto and the terms and conditions of the Plan are incorporated herein by reference. This Stock Option Grant Certificate shall constitute the “Agreement” for this Option as such term is used in the Plan.

Grant Date:         September 30, 2013

Type of Option:        Nonqualified Stock Option

Shares Subject to Option:    52,500

Exercise Price Per Share:     $15.40

Term of Option:         10 years

Shares subject to issuance under this Option shall vest solely as provided in Section 3 of this Stock Option Grant Certificate.

The Company shall have the right, without the consent of Grantee, to amend the terms of this Stock Option Grant Certificate to the extent necessary or appropriate, as determined by the Company in its sole discretion, to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Grantee hereby acknowledges receipt of a copy of the Plan, represents that Grantee has read the Plan and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate, except as otherwise provided herein. Grantee acknowledges that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to the Grantee and that Grantee is not relying on the Company for any tax, financial or legal advice and will consult a tax adviser prior to such exercise or disposition.

This Option is designated a nonqualified stock option. It is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

I hereby accept the Option described herein, and agree to be bound by the terms, conditions, and restrictions of such Option as set forth in this Stock Option Grant Certificate, the Plan and the Company’s policies, as in effect from time to time, relating to the administration of the Plan and/or the Company’s compensation policies and practices. I understand that an Option (and its proceeds) may be forfeited, cancelled or recovered by the Company in certain circumstances specified in this Stock Option Grant Certificate and/or the Plan, which shall include any and all clawback, anti-hedging and other applicable policies currently in effect or adopted by the Company in the future made applicable to this Option without requirement of my consent to such policies.

In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

Safeguard Scientifics, Inc.                        Grantee:

/s/ Stephen T. Zarrilli                        /s/ Albert L. Wiegman
Stephen T. Zarrilli, President and Chief Executive Officer        Albert L. Wiegman

1.    Option Expiration. The Option shall automatically terminate on the earliest of the following dates:

(a)    5 p.m. prevailing Eastern time on the 90th day after the later of the date Grantee (i) ceases to be employed by, or (ii) otherwise ceases providing agreed-to-in-writing services to, the Company, if the termination is for any reason other than disability, death, Cause, retirement on or after the Grantee’s 65th birthday, or a termination of Grantee’s employment or other agreed-to-in-writing services by the Company without Cause (“Severance Termination”);

(b) 5 p.m. prevailing Eastern time on the one-year anniversary date of the later of the date Grantee (i) ceases to be employed by, or (ii) otherwise ceases providing agreed-to-in-writing services to, the Company, on account of the Grantee’s disability;

(c)     5 p.m. prevailing Eastern time on the one-year anniversary date of the later of the date Grantee (i) ceases to be employed by, or (ii) otherwise ceases providing services to, the Company if the Grantee dies while employed by or while otherwise providing agreed-to-in-writing services to the Company or within three months after the Grantee’s employment or agreed-to-in-writing service ceases on account of a termination described in subparagraph (a) above;

(d)    the date on which the Grantee ceases to be employed by, or otherwise ceases providing agreed-to-in-writing services to, the Company for Cause;

(e)    5 p.m. prevailing Eastern time on the one-year anniversary date of the date Grantee’s employment or agreed-to-in-writing service to the Company terminates as a result of retirement on or after the Grantee’s 65th birthday, or after such earlier date as may be determined by the Committee, in its sole discretion, to be warranted given the particular circumstances surrounding the earlier termination of the Grantee’s employment or service; or

(f)    5 p.m. prevailing Eastern time on the 90th day after the date of the last severance payment made to Grantee as a result of the Grantee ceasing to be employed by, or otherwise ceasing to provide agreed-to-in-writing services to, the Company on account of the Grantee experiencing a Severance Termination.

Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified on page 1. For purposes of this Option, the term “Cause” shall have the meaning as defined in the Grantee’s employment agreement. Other than as specifically set forth herein, any portion of the Option that is not vested at the later of the date (i) Grantee ceases to be employed by, or (ii) otherwise ceases providing agreed-to-in-writing service to, the Company shall immediately terminate.

In the event Grantee’s employment or other agreed-to-in-writing service to the Company is terminated for Cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.

2.    Exercise Procedures.

(a)    Subject to the provisions of this Stock Option Grant Certificate and the Plan, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 12 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash; (ii) by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Committee may approve. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)    The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Certificate shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum marginal tax rate for federal (including FICA), state and local tax liabilities.

3.    Vesting and Forfeiture of Unvested Options.
(a)    In the event Grantee’s employment or other agreed-to-in-writing service to the Company is terminated for any reason, Grantee shall forfeit all Options in which Grantee is not vested at the time Grantee’s employment or other agreed-to-in-writing service to the Company ceases in accordance with the Vesting Schedule set forth in Section 3(b) (hereinafter referred to as the “Unvested Options”), provided, however, that in the event of a Severance Termination, Grantee shall continue vesting during the period in which the Company is making severance payments to the Grantee.

(b)    Basic Vesting.

If the Grantee remains employed by or otherwise continues providing agreed-to-in-writing service to the Company through the applicable vesting events, Grantee shall acquire a vested interest in, and the forfeiture provisions of this Section 3 shall lapse, in accordance with the following, as determined by the Committee in its sole discretion:

◦
26,250 of the Shares covered by the Option shall be eligible to vest based upon the Company’s 2013 Capital Return Vesting Model, as defined below, or on such successor performance-based vesting model as the Company may adopt in lieu thereof; and

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26,250 of the Shares covered by the Option shall be eligible to vest based upon the Company’s 2014 Capital Return Vesting Model, as defined below, or on such successor performance-based vesting model as the Company may adopt in lieu thereof. These 26,250 Options shall terminate and shall not be eligible to vest unless, prior to the creation of the 2014 Capital Return Vesting Model or successor vesting model plan, the Grantee shall have been promoted to the position of Vice President and Managing Director of the Company.

The 2013 Capital Return Vesting Model shall refer to the vesting model to be established by the Committee relating to the Company’s new partner company deployments made between the time of the creation of the 2012 Capital Return Vesting Model and the Committee’s annual equity grant undertaking for 2013.

The 2014 Capital Return Vesting Model shall refer to the vesting model to be established by the Committee relating to the Company’s new partner company deployments made between the time of the creation of the 2013 Capital Return Vesting Model and the Committee’s annual equity grant undertaking for 2014.

Each of the 2013 Capital Return Vesting Model and the 2014 Capital Return Vesting Model shall be based on the following basic Annual Capital Return Vesting Model:

(i)    When the Committee, in its sole discretion, determines that the aggregate Net Cash Proceeds (as defined below) for the Measurement Companies (as defined below) exceeds a hurdle amount to be established by the Committee based upon the aggregate capital deployed to date into the Measurement Companies by the Company (the “Initial Capital Amount”) and some portion of the Company’s then current annual overhead costs as shall be determined by the Committee at the time it establishes each of the above-referenced Capital Return Vesting Models (in aggregate, the “Hurdle Amount”), the equity instrument shall begin to vest, on a linear basis relative to Net Cash Proceeds realized above the Hurdle Amount, through the point that Net Cash Proceeds equal three times the Initial Capital Amount (the “Target Amount”) and 100% percent of the equity instrument has vested. Vesting shall be calculated and shall occur on or about September 30 of each calendar year, based on Net Cash Proceeds actually received by the Company, as well as any Subsequent Cash Infusions (as defined below), during the prior 12-month period. The Hurdle Amount shall be increased on a dollar-for-dollar basis for any Subsequent Cash Infusions by the Company into or for the benefit of any of the Measurement Companies. The Target Amount shall be increased on a three dollar-for-dollar basis for any such Subsequent Cash Infusions. Vesting which has already incurred shall not be affected by Subsequent Cash Infusions made after the date of vesting.

(ii)    “Net Cash Proceeds” shall mean the cash actually received by the Company as a result of any sale or merger (or other exit transaction) involving any of the Measurement Companies, less costs directly related to the relevant transaction incurred by the Company. Cash distributions by any of the Measurement Companies as a result of a transaction at the partner company level or otherwise shall be included in Net Cash Proceeds. Amounts held in escrow shall be counted as Net Cash Proceeds when and if released from escrow.

“Measurement Companies” for a particular year’s Capital Return Vesting Model shall mean those partner companies into which the Company first deploys capital between the time of the creation of the prior year’s Capital Return Vesting Model and the creation of the current year’s Capital Return Vesting Model.

“Subsequent Cash Infusion” shall mean any cash deployed by the Company to or for the benefit of any of the relevant Measurement Companies subsequent to the creation of the current year Capital Return Vesting Model, including, but not limited to, any cash infusions which may have been committed but were unfunded as of such date.

(iii)    To the extent that any Net Cash Proceeds are realized but, due to any controversy arising surrounding the exit event resulting in such Net Cash Proceeds or otherwise, the Company must remit any or all of such Net Cash Proceeds back to any third party, the Committee shall have the discretion and authority to make such adjustments as it shall deem necessary and appropriate to the foregoing vesting schedule.

Notwithstanding the foregoing, in the event of a “Change of Control Termination,” the Grantee shall be deemed to be fully vested in any Unvested Options.

4.     Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

5.    Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee's lifetime. After the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant Certificate. Notwithstanding the foregoing, the Committee may provide, at or after grant, that a Grantee may transfer nonqualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.

6.    Grant Subject to Plan Provisions; Entire Agreement. This grant is made separate from the Plan, as an inducement to accept employment pursuant to the Employment Letter. Notwithstanding the preceding sentence, except to the extent otherwise stated in this Stock Option Grant Certificate or to the extent the context otherwise requires, this grant shall be interpreted as if it had been granted pursuant to the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. This Stock Option Grant Certificate represents the entire agreement between the parties with respect to the grant of the Option and may only be modified or amended in a writing signed by both parties.

7.    No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time pursuant to the Grantee’s employment agreement. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Stock Option Grant Certificate or to create express or implied obligations to the Grantee of any nature.

8.    No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.

9.    No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee's employment, including without limitation any plans regarding a public offering or merger involving the Company.

10.    Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant Certificate may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Certificate, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Stock Option Grant Certificate may be assigned by the Company without the Grantee's consent.

11.    Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

12.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company care of the General Counsel at the Company's headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.